Exhibit 1.1

FORESTAR GROUP INC.

$300,000,000 Common Stock

($1.00 par value per Share)

Equity Distribution Agreement

November 19, 2024

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Fifth Third Securities, Inc.

38 Fountain Square Plaza

Cincinnati, Ohio 45263

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

BTIG, LLC

65 E 55th Street

New York, New York 10022

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Forestar Group Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with you (collectively, the “Sales Agents”) as follows.

1. Description of Program. The Company proposes to issue and sell through or to the Sales Agents, as sales agents and/or principals, shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), having an aggregate gross sales price of up to $300,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 2 of this Agreement. For purposes of selling the Shares through the Sales Agents, the Company hereby appoints the Sales Agents as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement, and each Sales Agent agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Shares on the terms and subject to the conditions stated herein. The Company hereby reserves the right to issue and sell shares of Common Stock other than through or to the Sales Agents during the term of this Agreement on terms that it deems appropriate. The Company agrees that whenever it determines to sell the Shares directly to a Sales Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2 of this Agreement. Certain terms used herein are defined in Section 16 hereof.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Sales Agent at each Representation Time, as set forth below.

(a) Registration Statement.

(i) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File Number 333-282287) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Securities Act and the rules thereunder in all material respects, and, except to the extent the Sales Agents shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Sales Agents prior to any Representation Time. The Registration Statement, at each Representation Time, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(ii) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall, prior to requesting the sale of Shares pursuant to this Agreement, file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement becomes effective.

(iii) At each Representation Time and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at each Representation Time and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus and Interim Prospectus Supplement (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information relating to a Sales Agent contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by such Sales Agent specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(iv) The Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission.

(b) Disclosure Package. At each Representation Time, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions relating to any Sales Agent made in reliance upon and in conformity with information furnished to the Company in writing by such Sales Agent expressly for use in such Disclosure Package, it being understood and agreed that the only such information furnished by any Sales Agent consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Base Prospectus, the Prospectus and the Prospectus Supplement, the Company (including its agents and representatives, other than the Sales Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto, each electronic road show and any other written communications approved in writing in advance by the Sales Agents. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Disclosure Package, and, when taken together with the Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of each Representation Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions relating to any Sales Agent made in each such Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished to the Company in writing by such Sales Agent expressly for use in such Issuer Free Writing Prospectus or Prospectus, it being understood and agreed that the only such information furnished by any Sales Agent consists of the information described as such in Section 7(b) hereof.

(d) Regulation M. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(e) Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at-the-market offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act.

(f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Financial Statements. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position, cash flows and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods involved, except for changes in accounting principles described therein. The other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; all disclosures, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than (x) the grant of options and restricted stock units under the existing stock-based compensation plans of the Company and its subsidiaries described in the Registration Statement, the Disclosure Package and the Prospectus (“Company Stock Plans”), (y) the issuance of shares of Common Stock upon exercise or vesting of options and restricted stock units granted under Company Stock Plans and (z) the issuance of Shares pursuant to this Agreement), or material change in short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of the foregoing clauses (i), (ii) or (iii) as disclosed in the Disclosure Package and the Prospectus.

(i) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. A “Material Adverse Effect” means any material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Description of Capital Stock”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests, equities, or any other claim of any third party.

(k) Stock Options. The Company does not have any outstanding stock options, and has not granted any stock options since October 5, 2017.

(l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(m) Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus. The issuance of the Shares is not subject to any preemptive or similar rights, other than such rights that have been waived.

(o) Descriptions of the Equity Distribution Agreement. This Agreement conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(p) No Violation or Default. The Company is not in violation of, and none of its subsidiaries is in a material violation of, their respective organizational documents. Neither the Company nor any of its subsidiaries (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject as a result of which default there would be a Material Adverse Effect or (ii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which violation or failure would have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement or the Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Sales Agents.

(s) Legal Proceedings. Except as described in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which are reasonably likely to have a Material Adverse Effect; to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others.

(t) Independent Accountants. Ernst & Young LLP, who have reported on the consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. The Company and its subsidiaries own the items of real property and personal property purported to be owned by them which are material to the conduct of the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects, except such as are described in the Disclosure Package and the Prospectus or such as would not have a Material Adverse Effect. All real property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are described in the Disclosure Package and the Prospectus or such as would not have a Material Adverse Effect.

(v) Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses the absence of which would have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which could reasonably be expected to have a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Disclosure Package.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except where the failure to do so has not had and would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which would reasonably be likely to have) a Material Adverse Effect.

(z) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a Material Adverse Effect.

(bb) Certain Environmental Matters. (i) The Company and its subsidiaries and each of their respective operations and facilities (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; except in the case of each of (i) and (ii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions, or monetary sanctions of less than the threshold determined pursuant to Item 103(c)(iii) Regulation S-K, will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(cc) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA or the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans by the Company or the members of its Controlled Group in the current fiscal year of the Company and the members of its Controlled Group compared to the amount of such contributions made in the Company’s and its Controlled Group members’ most recently completed fiscal year; or (B) an increase in the Company’s and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, neither the Board of Directors of the Company (the “Board”) nor the Audit Committee of the Board has been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ff) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses.

(hh) Cybersecurity; Data Protection. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used by or on behalf of the Company or any of its subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have caused to be implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government controlled areas of the Kherson and Zaporizhzhia oblasts of Ukraine, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Sales Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, other than such rights that have been waived.

(nn) No Stabilization. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Operating Data. Nothing has come to the attention of the Company that has caused the Company to believe that the operating data included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr) Status under the Securities Act. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act.

Any certificate signed by any officer of the Company and delivered to the Sales Agents or counsel for the Sales Agents in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Sales Agents.

3. Sale and Delivery of Shares.

(a) The Company agrees to issue and sell Shares from time to time through the Sales Agents, acting as sales agents, and, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, each Sales Agent agrees, severally and not jointly, to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Sales Agent on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than, unless the applicable Sales Agent agrees, a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as an authorized representative of the Company on Schedule II hereto (which such Schedule II may be amended by the Company from time to time by written notice to the Sales Agents), has instructed such Sales Agent by telephone or electronic mail, which order shall be confirmed promptly by such Sales Agent (and accepted by the Company) by electronic mail to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement; provided, however, the Company may sell the Shares through only one Sales Agent in any single trading day. The Company will designate the maximum amount of the Shares to be sold by such Sales Agent daily as agreed to by such Sales

Agent (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, such Sales Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by such Sales Agent under this Section 3(a) on the NYSE at the time of sale of such Shares.

(ii) The Company acknowledges and agrees that (A) there can be no assurance that the applicable Sales Agent will be successful in selling the Shares, (B) such Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) such Sales Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Sales Agent and the Company in writing pursuant to a Terms Agreement.

(iii) The Company shall not authorize the issuance and sale of, and the applicable Sales Agent shall not be obligated to use commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Board, or a duly authorized committee thereof, and notified to such Sales Agent in writing. The Company or such Sales Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv) Each Sales Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that (x) qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act, (y) meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act and (z) unless the Company and the applicable Sales Agent agree, do not constitute a “distribution” within the meaning of Rule 100 of Regulation M and (B) such other sales of the Shares on behalf of the Company in its capacity as principal as shall be agreed by the Company and the applicable Sales Agent pursuant to a Terms Agreement.

(v) The compensation to a Sales Agent for sales of the Shares with respect to which such Sales Agent acts as sales agent under this Agreement shall be 2.00% of the gross sales price of the Shares, except as otherwise agreed, sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vii) below (such compensation, the “Sales Agent Compensation”). The foregoing rate of compensation shall not apply when the Sales Agent acts as principal, in which case the Company may sell Shares to the Sales Agent as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(vi) The Sales Agents shall provide written confirmation (which may be by electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds (as defined below) to the Company, the Sales Agent Compensation and the Transaction Fees (as defined below) with respect to such sales.

(vii) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the business day following the date on which such sales are made (each such day, a “Settlement Date”), or on such other date that is agreed upon by the Company and a Sales Agent in connection with a particular transaction. On each Settlement Date, the Shares sold through the Sales Agents for settlement on such date shall be issued and delivered by the Company to the Sales Agents against payment of the proceeds for the sale of such Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold will be equal to (i) the aggregate offering price received by the Sales Agents at which such Shares sold (the “Gross Proceeds”), after deduction for (A) the Sales Agent Compensation, (B) any other amounts due and payable by the Company to the Sales Agents hereunder pursuant to Section 5(a) hereof, and (C) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) (such net amount, the “Net Proceeds”) or (ii) the Gross Proceeds. In the event that a Sales Agent delivers the Gross Proceeds to the Company at a Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from such Sales Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof. Settlement for all such Shares shall be effected by free delivery of the Shares to such Sales Agent’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Sales Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Sales Agent any commission to which it would otherwise be entitled absent such default. If any Sales Agent breaches this Agreement by failing to deliver the Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, such Sales Agent will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Sales Agent.

(viii) At each Representation Time and each Filing Date (as defined in Section 4(x)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date and to reflect such necessary modifications as are not material and approved in writing by the Sales Agents in advance. Any obligation of any Sales Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(ix) The Company or such Sales Agent (with respect to itself only) may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate an offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(b) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Sales Agent or Sales Agents of the proposed terms of such Placement. If such Sales Agent or Sales Agents, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Sales Agent or Sales Agents and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Sales Agent or Sales Agents unless and until the Company and such Sales Agent or Sales Agents have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control to the extent of such conflict.

(c) Each sale of the Shares to a Sales Agent shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Sales Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by a Sales Agent. The commitment of the Sales Agents to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth and in such Terms Agreement. Each Terms Agreement shall specify the number of the Shares to be purchased by a Sales Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, managers acting together with such Sales Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Sales Agent.

(d) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Sales Agents in writing. The Company shall have responsibility for maintaining records with respect to the aggregate number of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number of Shares and the minimum price authorized from time to time by the Board or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and no Sales Agent shall be obligated to use commercially reasonable efforts to sell, during any period in which the Company is in possession of material non-public information.

4. Agreements. The Company agrees with each Sales Agent that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement relating to the Shares (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Sales Agents a copy for their review prior to filing and will not file any such proposed amendment or supplement to which any Sales Agent reasonably objects unless the Company is advised by counsel that such amendment or supplement is required by law. The Company has properly completed the Prospectus, in a form approved by the Sales Agents, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Sales Agents, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Sales Agents of such timely filing. The Company will promptly advise the Sales Agents (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Notwithstanding the foregoing, the Company shall not be obligated to provide notice of or furnish copies of any report or statement filed with the Commission to the extent it is available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval System. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the relevant Sales Agent(s) so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) other than during such time as when the offering of Shares has been suspended pursuant to Section 3(a)(iii) of this Agreement, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the relevant Sales Agent(s) in such quantities as such Sales Agent may reasonably request.

(c) Other than during such time as when the offering of Shares has been suspended pursuant to Section 3(a)(iii) of this Agreement, during any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Sales Agents of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Sales Agent in such quantities as such Sales Agent may reasonably request. References herein to the Registration Statement shall include such amended or new shelf registration statement.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Sales Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Company will furnish to the Sales Agents and Sales Agents’ Counsel (as defined below), without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Sales Agents or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Sales Agents may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Sales Agents may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, or to file any general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Sales Agents, and the Sales Agents agree with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Sales Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) At any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with any Sales Agent any instructions to sell Shares but such instructions have not been fulfilled or cancelled, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any subsidiary of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Sales Agents at least three Business Days prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Sales Agents suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Sales Agents in light of the proposed transaction; provided, however, that (a) the Company may issue and sell Common Stock pursuant to this Agreement or any Terms Agreement, (b) the Company may issue, grant or sell Common Stock, options or other equity awards pursuant to, and file a registration statement on Form S-8 or any successor form related to, any equity incentive plan, inducement plan employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company disclosed in the Prospectus, and (c) the Company may issue Common Stock issuable upon the conversion, exercise or vesting of securities. In the event that notice of a proposed sale or other action is provided by the Company pursuant to this Section 4(h), the Sales Agents may (and shall if requested by the Company) suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Sales Agents.

(i) The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j) The Company will, at any time during any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, advise the Sales Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Sales Agents pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Shares under this Agreement (the “Initial Affirmation Date”) (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(x) of this Agreement, a prospectus supplement relating solely to the offering of securities other than the Shares, or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein), (ii) the Company files an Annual Report on Form 10-K under the Exchange Act, (iii) the Company files a Quarterly Report on Form 10-Q under the Exchange Act, (iv) the Company files (or furnishes) a Current Report on Form 8-K under the Exchange Act disclosing quarterly earnings information, (v) the Shares are delivered to the Sales Agents as principal at the Time of Delivery pursuant to a Terms Agreement, or (vi) otherwise as the Sales Agents may reasonably request (such commencement or recommencement date and each such date referred to in clauses (i), (ii), (iii), (iv), (iv) or (v) above, a “Reaffirmation Date”), the Company shall furnish or cause to be furnished to the Sales Agents on the applicable Reaffirmation Date a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form and substance reasonably satisfactory to the Sales Agents to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Sales Agents are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to deliver a certificate under this Section 4(k) shall be automatically suspended for any Reaffirmation Date occurring at a time at which no instruction by the Company to any Sales Agent to sell Shares under this Agreement is in effect, no sale of Shares by the Sales Agents is pending or no Terms Agreement is in effect (a “Delivery Suspension”), which Delivery Suspension, in each case, shall continue until the earlier to occur of the date the Company delivers an instruction to any Sales Agent to sell Shares pursuant to Section 3(a) hereof (which date shall be considered a Reaffirmation Date) and the next occurring Reaffirmation Date for which no Delivery Suspension is made; provided, however, that the Company may elect, in its sole discretion, to deliver or cause to be delivered the certificate referred to in Section 4(k) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to the Sales Agents to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Reaffirmation Date when the Company relied on a Delivery Suspension and did not provide the Sales Agents with a certificate under this Section 4(k), then before the Company delivers an instruction pursuant to Section 3(a) or the Sales Agents sell any Shares, the Company promptly shall provide the Sales Agents with a certificate required under this Section 4(k), which date of delivery shall be considered a Reaffirmation Date. Unless the Company otherwise requests in writing to the Sales Agents, the filing (or furnishing) of a Current Report on Form 8-K under the Exchange Act disclosing annual or quarterly earnings information will constitute a Delivery Suspension until the filing of the Annual Report on Form 10-K or the Quarterly Report on Form 10-Q for the related earnings period.

(l) On the Initial Affirmation Date and thereafter on each subsequent Reaffirmation Date that the Company delivers a certificate pursuant to Section 4(k), the Company shall furnish or cause to be furnished forthwith to the Sales Agents a written opinion and negative assurance letter of Gibson Dunn & Crutcher LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Sales Agents, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Sales Agents, of the same tenor as the opinions and negative assurance letter referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions and negative assurance letter.

(m) On the Initial Affirmation Date and thereafter on each subsequent Reaffirmation Date that the Company delivers a certificate pursuant to Section 4(k), Cahill Gordon & Reindel LLP, counsel to the Sales Agents (“Sales Agents’ Counsel”), shall deliver a written opinion and negative assurance letter, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Sales Agents, of the same tenor as the opinion and negative assurance letter referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter.

(n) On the Initial Affirmation Date and thereafter on each subsequent Reaffirmation Date that the Company delivers a certificate pursuant to Section 4(k), the Company shall cause Ernst & Young LLP, and/or other independent public accountants to the Company for the periods covered by the financial statements incorporated by reference into the Disclosure Package (collectively, the “Accountants”), to furnish the Sales Agents a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Sales Agents, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Reaffirmation Date unless a Delivery Suspension is applicable, the Company will conduct a due diligence session, in form and substance satisfactory to the Sales Agents, which shall include representatives of the management and the Accountants. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Sales Agents or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Sales Agents may reasonably request.

(p) The Company consents to each Sales Agent trading in the Common Stock for such Sales Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) If to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(g) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Sales Agents the right to refuse to purchase and pay for such Shares.

(r) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement shall be deemed to be an affirmation to the Sales Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(s) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on NYSE and to maintain such listing.

(t) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(u) The Company shall cooperate with the Sales Agents and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(v) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Disclosure Package and the Prospectus.

(w) The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Sales Agents pursuant to this Agreement and the Net Proceeds to the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by or through a Sales Agent pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file an Interim Prospectus Supplement with the Commission under the applicable paragraph of Rule 424(b), which Interim Prospectus Supplement will set forth, with regard to such quarter, the number of the Shares sold by or through a Sales Agent pursuant to this Agreement and the Net Proceeds to the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the NYSE to the extent required by such exchange.

(x) The obligations of any party contained in Sections 4(k), 4(l), 4(m) and 4(n) may be satisfied by delivery on an alternative date, which certificates, opinions, and letters may be dated as of such alternative date; provided that such alternative date is mutually agreed upon by the Company and the Sales Agents.

5. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, any Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Sales Agents may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Sales Agents); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses and application fees related to the listing of the Shares on the NYSE; and (ix) up to $125,000 (the “Reimbursable Counsel Fee Cap”) of reasonable and documented fees, disbursements and expenses of counsel for the Sales Agents in connection with this Agreement, the Registration Statement, the Prospectus and the Disclosure Package and ongoing services in connection with the transactions contemplated hereunder (for the avoidance of doubt, the Sales Agents shall pay for their counsel’s fees for any amount above the Reimbursable Counsel Fee Cap).

(b) Other than as set forth in Section 5(a)(ix) of this Agreement, the Sales Agents shall bear their own out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby.

6. Conditions to the Obligations of the Sales Agents. The obligations of the Sales Agents under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of each Representation Time, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement, as applicable, shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(w) of this Agreement; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Company Counsel to furnish to the Sales Agents, on every date specified in Section 4(l) of this Agreement, their opinion and negative assurance letter, as applicable, dated as of such date and addressed to the Sales Agents, in form and substance satisfactory to the Sales Agents.

(c) The Sales Agents shall have received from Sales Agents’ Counsel, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Sales Agents, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished or caused to be furnished to the Sales Agents, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Sales Agents, dated as of such date, to the effect that the signer of such certificate has reviewed the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) (A) to the knowledge of such officer, the representations and warranties of the Company in Section 2(b) of this Agreement are true and correct on and as of such date with the same effect as if made on such date; (B) the other representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date; and (C) the Company has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Sales Agents; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto).

(e) (i) No downgrading shall have occurred in the rating accorded any debt, convertible securities or preferred stock incurred, issued, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt or preferred stock incurred, issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(f) The Company shall have requested and caused the Accountants to have furnished to the Sales Agents, on every date specified in Section 4(n) hereof and to the extent requested by the Sales Agents in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Sales Agents), dated as of such date, in form and substance satisfactory to the Sales Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package.

(g) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Sales Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i) The Sales Agents shall have received satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Sales Agents may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Sales Agents.

(k) The Company shall have furnished to the Sales Agents such further information, certificates and documents as the Sales Agents may reasonably request pursuant to Article 4 herein.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Sales Agents’ Counsel.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Sales Agents and counsel for the Sales Agents, this Agreement and all obligations of the applicable Sales Agent hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Sales Agent with respect to itself only. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing. Following any such cancellation by a Sales Agent, this Agreement shall remain in effect as to the other Sales Agents that have not exercised its right to cancel this Agreement pursuant to this Section 6 and any obligations and rights of the Sales Agents under this Agreement shall be satisfied by or afforded to only such other Sales Agents.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Sales Agents, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Indemnification of the Sales Agents. The Company agrees to indemnify and hold harmless each Sales Agent, its affiliates, directors, officers, employees and each person, if any, who controls such Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Interim Prospectus Supplement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any preliminary Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Disclosure Package (including any Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Sales Agent furnished to the Company in writing by such Sales Agent expressly for use therein, it being understood and agreed that the only such information furnished by any Sales Agent consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company. Each Sales Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Sales Agent furnished to the Company in writing by such Sales Agent expressly for use in the Registration Statement, Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, any road show or any Disclosure Package (including any Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Sales Agent consists of the following information in the Prospectus furnished on behalf of each Sales Agent: the information contained in the last sentence of the first paragraph under the caption “Plan of Distribution.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Sales Agent, its affiliates, directors, officers, employees and any control persons of such Sales Agent shall be designated in writing by the Sales Agents and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sales Agents, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Sales Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Sales Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Sales Agents in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Sales Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Sales Agents, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Sales Agents agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Sales Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall a Sales Agent be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Sales Agent with respect to the offering of the Shares exceeds the amount of any damages that such Sales Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Sales Agents’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through a Sales Agent for the Company, then Section 4(r) shall remain in full force and effect, (ii) with respect to any pending sale, through the Sales Agents for the Company, the obligations of the Company, including in respect of compensation of the Sales Agents, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 11, 13(a) and (c), and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Sales Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time, with respect to such Sales Agent only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 11, 13(a) and (c), and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until November 15, 2027 unless earlier terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties or upon settlement of the sale of all Shares in the aggregate in one or more offerings; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 11 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by a Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) Any Terms Agreement may be terminated in the absolute discretion of the Sales Agents, by notice to the Company, if after the execution and delivery of the Terms Agreement and on or prior to the Time of Delivery (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Sales Agents, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Time of Delivery, as the case may be, on the terms and in the manner contemplated by the Terms Agreement, the Disclosure Package and the Prospectus.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees and any controlling persons referred to herein, and the affiliates of each Sales Agent referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Sales Agent shall be deemed to be a successor merely by reason of such purchase.

11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Sales Agents contained in this Agreement or made by or on behalf of the Company or the Sales Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Sales Agents or the directors, officers, employees, controlling persons or affiliates referred to in Section 7 hereof.

12. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Sales Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Sales Agents to properly identify their respective clients.

13. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

Notices to the Sales Agents shall be given to:

J.P. Morgan Securities LLC

Attention: Stephanie Little

383 Madison Avenue, 6th Floor

New York, New York 10179

Fax: (212) 834-6081

Email: stephanie.y.little@jpmorgan.com

Citigroup Global Markets Inc.

Attn: Special Equity Transactions Group

388 Greenwich Street, 6th Floor

New York, New York 10013

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Fax:  (212) 205-7812

Wells Fargo Securities, LLC

Attn: Equity Syndicate Department

500 West 33rd Street

New York, New York 10001

Fax:  (212) 214-5918

TD Securities (USA) LLC

Attn: Equity Capital Markets

1 Vanderbilt Avenue

New York, New York 10017

Email: TDS_ATM@tdsecurities.com

Fifth Third Securities, Inc.

Atnn: Legal Department

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Fax:  (312) 704-7365

BofA Securities, Inc.

Attn: ATM Execution Group

One Bryant Park

New York, New York 10036

Email: dg.atm.execution@bofa.com

BTIG, LLC

Attn: General Counsel

65 E 55th Street

New York, New York 10022

Fax:  (415) 248-2260

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Email: atmexecution@nomura.com

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Attention: Equity Securities

E-mail: syndicate@jmpsecurities.com

Fax:   (415) 835-8920

(b) Notices to the Company shall be given to it at Forestar Group Inc., 2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006; Attention: Corporate Counsel, or in any case to such other address as the person to be notified may have requested in writing (fax: 1-817-928-7934).

(c) Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Sales Agents with respect to the subject matter hereof.

(d) Applicable Law. This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or related to this Agreement or any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York, and any appellate courts thereof, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final non-appealable judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

(f) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Sales Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Sales Agent that is a Covered Entity or a BHC Act Affiliate of such Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 13(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein and in any Terms Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Sales Agents and any affiliate through which any Sales Agent may be acting, on the other, (b) the Sales Agents are acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Sales Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Sales Agents have advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Sales Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Any signature to this Agreement or any Terms Agreement may be delivered by electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Agreement and any Terms Agreement through electronic means.

16. Definitions. For purposes of this Agreement and any Terms Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” means the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” means the Securities and Exchange Commission.

“Disclosure Package” means (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified on Schedule I hereto, (v) the number of Shares and the public offering price of Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectuses that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” means any prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(w) of this Agreement.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement.

“Prospectus Supplement” means the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” means the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Representation Time” means (i) each Effective Date, (ii) the Execution Time, (iii) each Applicable Time and (iv) each Settlement Date.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Sales Agents.

Very truly yours,

FORESTAR GROUP INC.

By:	/s/ James D. Allen
Name: James D. Allen
Title: Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Phipps
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MIZUHO SECURITIES USA LLC

By:	/s/ Ivana Rupcic-Hulin
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Tiedemann
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

TD SECURITIES (USA) LLC

By:	/s/ Bradford Limpert
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

FIFTH THIRD SECURITIES, INC.

By:	/s/ Clayton Greene
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BOFA SECURITIES, INC.

By:	/s/ Tim Olsen
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BTIG, LLC

By:	/s/ Michael Passaro
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ James Van Milder
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIZENS JMP SECURITIES, LLC

By:	/s/ Ryan Abbe
Authorized Signatory

[Signature Page to Forestar Equity Distribution Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE II

Authorized Company Representatives

Anthony W. Oxley

James D. Allen

Collin Dawson

Katie Smith

EXHIBIT A

FORESTAR GROUP INC.

Common Stock

FORM OF TERMS AGREEMENT

      , 20

[Name of Sales Agent and Address]

Ladies and Gentlemen:

Forestar Group Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated November 19, 2024 (the “Equity Distribution Agreement”), between the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, Wells Fargo Securities, LLC, TD Securities (USA) LLC, Fifth Third Securities, Inc., BofA Securities, Inc., BTIG, LLC, Nomura Securities International, Inc., and Citizens JMP Securities, LLC (collectively, the “Sales Agents”), to issue and sell to the Sales Agents the securities specified in the Annex 1 hereto (the “Purchased Shares”) [, and to grant to the Sales Agents the option to purchase the additional securities specified in the Annex 1 hereto (the “Additional Shares”)]. [Include only if the Sales Agents have an option] Capitalized terms used herein without definition shall have the meanings assigned thereto in the Equity Distribution Agreement.

[The Sales Agents shall have the right to purchase from the Company all or a portion of the Additional Shares, at the same purchase price per share to be paid by the Sales Agents to the Company for the Purchased Shares. This option may be exercised by the Sales Agents at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Annex 1 hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Sales Agents have an option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Sales Agents, as agents of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Sales Agents have an option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Sales Agents have an option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Sales Agents have an option], in the form heretofore delivered to the Sales Agents is now proposed to be filed with the Securities and Exchange Commission.

The Company agrees to issue and sell to [applicable Sales Agents] and, subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, each Sales Agent, severally and not jointly, agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Annex 1 hereto.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [applicable Sales Agent] and the Company.

FORESTAR GROUP INC.

By:
Name:
Title:

ACCEPTED as of the date

first written above.

[SALES AGENTS]

By:
Name:
Title:

Annex 1 to the Terms Agreement

[Form of Terms Agreement]

Title of Purchased Shares [and Additional Shares]:	Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [applicable Sales Agent]:

Method of and Specified Funds for Payment of Purchase Price:	By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:	Free delivery of the Shares to the Sales Agent’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1) The opinion referred to in Section 4(l).

(2) The opinion referred to in Section 4(m).

(3) The accountants’ letter referred to in Section 4(n).

(4) The officer’s certificate referred to in Section 4(k).

(5) Such other documents as [applicable Sales Agent] shall reasonably request.